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             Chase Manhattan Credit Card Master Trust Series 1996-3

                                 June 15, 2001


                               EXHIBIT C

             FORM OF MONTHLY CERTIFICATEHOLDERS STATEMENT
                  THE CHASE MANHATTAN BANK USA, N.A.

               Chase Manhattan Credit Card Master Trust
                            Series 1996-3

                                              For the Distribution Date                            06/15/01

                                              For the Monthly Period                                     60
Under Section 5.02 of the Pooling and Servicing Agreement dated as of
June 1, 1991 and the Series 1996-3 Supplement dated as of June 1, 1996
(together, the Agreement) by and between The Chase Manhattan Bank USA,
N.A. (Chase) and Yasuda Bank and Trust Company (U.S.A.), as trustee
(the Trustee), Chase, as Servicer, is required to prepare certain information each month regarding current distributions to Series
1996-3 Certificateholders and the performance of the Chase Manhattan
Credit Card Master Trust (the Trust) and the Series 1996-3 Class A
Certificates and Series 1996-3 Class B Certificates during the
previous month.                                                                                    06/15/01

The information which is required to be prepared with respect to the                              May, 2001
Distribution Date and with respect to the performance of the Trust                                       60
during the month (the Monthly Period) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1996-3 Investor Certificate (a
Certificate). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the
Agreement.

I.       INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION TO THE
         CLASS A AND CLASS B CERTIFICATEHOLDERS (STATED ON THE BASIS OF
         $1,000 ORIGINAL CERTIFICATE PRINCIPAL AMOUNT)

         A)    The total amount of the distribution to Series 1996-3                               06/15/01
               Certificateholders on per $1,000 original certificate
               principal amount
               (1)         Class A Certificateholders                                              0.000000
               (2)         Class B Certificateholders                                          1,006.008333

         B)    The amount of the distribution set forth in paragraph 1
               above in respect of principal of the 1996-3 Certificates,
               per $1,000 original certificate principal amount
               (1)         Class A Certificateholders                                              0.000000
               (2)         Class B Certificateholders                                          1,000.000000

         C)    The amount of the distribution set forth in paragraph 1
               above in respect of interest on the 1996-3 Certificates,
               per $1,000 original certificate principal amount
               (1)         Class A Certificateholders                                              0.000000
               (2)         Class B Certificateholders                                              6.008333

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             Chase Manhattan Credit Card Master Trust Series 1996-3

                                 June 15, 2001


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
II.      INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

         A)    Collections
               (1)         The aggregate amount of Collections processed with
                           respect to the preceding Monthly Period and allocated
                           to the Series 1996-3 Certificates was equal to                    142,336,335.55

               (2)         The Payment Rate with respect to the preceding
                           Monthly Period was equal to                                              13.91 %

                           The monthly payment rate for the 2nd preceding                                59
                           Monthly Period was equal to                                              13.65 %

                           The monthly payment rate for the 3rd preceding                                58
                           Monthly Period was equal to                                              13.72 %

               (3)a.       The aggregate amount of Collections of Principal
                           Receivables processed with respect to the preceding
                           Monthly Period which were allocated in respect of
                           the Series 1996-3 Certificates                                    141,172,182.46

               (3)b.       The aggregate amount of Investor Defaults treated as
                           Available Principal Collections pursuant to sections
                           4.08 a.(iii), 4.10 (b),(e),(l)                                        375,982.29

               (4)         The aggregate amount of Collections of Finance
                           Charge Receivables processed with respect to the
                           preceding Monthly Period which were allocated in
                           respect of the Series 1996-3 Certificates                           1,164,153.09

         B)    Deficit Controlled Amortization Amount                                                  0.00

         C)    Principal Receivables in the Trust and Allocation Percentages

               (1)         The aggregate amount of Principal Receivables in the
                           Trust as of the end of the preceding Monthly Period
                           (represented by the Seller Interest, the Investor
                           Interest of Series 1996-3, and the Investor Interest
                           of all other outstanding Series)                                2,630,295,819.28

               (2) The Investor Interest as of the last day of the preceding Monthly Period

                           (a)   Investor Interest                                            74,865,593.58

                           (b)   Class A Investor Interest                                             0.00

                           (c)   Class B Investor Interest                                    42,780,000.00

                           (d)   Collateral Interest                                          32,085,593.58

               (3)         The Investor Interest set forth in paragraph C(2)(a)
                           above as a percentage of the aggregate amount of
                           Principal Receivables set forth in paragraph C(1)
                           above                                                                   2.8463 %

               (4)         The Class A Investor Interest set forth in paragraph
                           C(2)(b) above as a percentage of the aggregate amount
                           of Principal Receivables set forth in paragraph C(1)
                           above                                                                   0.0000 %

               (5)         The Class B Investor Interest set forth in paragraph
                           C(2)(c) above as a percentage of the aggregate amount
                           of Principal Receivables set forth in paragraph C(1)
                           above                                                                   0.0000 %

               (6)         The Collateral Interest set forth in paragraph C(2)(d)
                           above as a percentage of the aggregate amount of
                           Principal Receivables set forth in paragraph C(1)
                           above                                                                 1.219847 %

               (7)         The Class A Floating Percentage                                         0.0000 %

               (8)         The Class B Floating Percentage                                        57.1424 %

               (9)         The Class B Principal Percentage                                        3.9999 %

               (10)        The Collateral Floating Percentage                                     42.8576 %
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             Chase Manhattan Credit Card Master Trust Series 1996-3

                                 June 15, 2001

               (11)        The Collateral Principal Percentage                                     6.5001 %

               (12)        The Floating Allocation Percentage                                      2.8349 %

               (13)        The Principal Allocation Percentage                                    40.4997 %

         D)    Portfolio Yield and Base Rate

               (1)         The annualized Portfolio Yield for the preceding
                           Monthly Period was equal to                                              18.66 %

                           The annualized portfolio yield for the 2nd preceding                          59
                           Monthly Period was equal to                                               7.35 %

                           The annualized portfolio yield for the 3rd preceding                          58
                           Monthly Period was equal to                                              10.63 %

                           The three month average Portfolio Yield was equal to                     12.22 %

               (2)         Base Rate for the preceding Monthly Period was
                           equal to                                                                  8.17 %

                           The Base Rate for the 2nd preceding Monthly Period                            59
                           was equal to                                                              7.37 %

                           The Base Rate for the 3rd preceding Monthly Period                            58
                           was equal to                                                              7.60 %

         E)    Delinquent Balances

               The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the last day of the preceding Monthly Period:

               Up to 29 Days
               Aggregate Account Balance                                                     119,210,003.75
               As a Percentage of Receiveables                                                       4.32 %

               (2) 30 - 59 Days
               Aggregate Account Balance                                                      41,082,702.24
               As a Percentage of Receiveables                                                       1.49 %

               (3) 60 - 89 Days
               Aggregate Account Balance                                                      28,656,581.20
               As a Percentage of Receiveables                                                       1.04 %

               (4) 90 or More Days
               Aggregate Account Balance                                                      55,926,978.85
               As a Percentage of Receiveables                                                       2.03 %

               Total

               Aggregate Account Balance                                                     244,876,266.04
               As a Percentage of Receiveables                                                       8.87 %

         F)    Investor Default Amount

               (1)         The aggregate amount of all defaulted Principal
                           Receivables written off as uncollectible with respect
                           to Billing Cycles ending during the preceding
                           Monthly Period allocable to the Investor Interest
                           less Recoveries allocable to the Investor Interest
                           (the Series 1996-3 Aggregate Investor Default Amount)                 375,982.29

               (2)         The portion of the series 1996-3 Aggregate Investor
                           Default Amount allocable to the Class A Investor
                           Interest (the Class A Investor Default Amount)                              0.00
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             Chase Manhattan Credit Card Master Trust Series 1996-3

                                 June 15, 2001

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
               (3)         The portion of the Series 1996-3 Aggregate Investor
                           Default Amount allocable to the Class B Investor
                           Interest (the Class B Investor Default Amount)                        214,845.32

               (4)         The portion of the Series 1996-3 Aggregate Investor
                           Default Amount allocable to the Collateral Investor
                           Interest (the Collateral Investor Default Amount)                     161,136.97

               (5)         The annualized investor default percentage (Series
                           1996-3 Aggregate Investor Default Amount/Investor
                           Interest) x 12 for the preceding Monthly Period was
                           equal to                                                                    6.03 %

                           The annualized investor default % for (the 2nd
                           preceding Monthly Period), the Monthly Period,                                59
                           was equal to                                                                1.03 %

                           The annualized investor default % for (the 3rd
                           preceding Monthly Period), the Monthly Period,                                58
                           was equal to                                                                1.58 %

         G)    Investor Charge Offs

               (1)         The aggregate amount of Class A Investor Charge-Offs
                           for the preceding Monthly Period                                            0.00

               (2)         The aggregate amount of Class A Investor Charge Off
                           per $1,000 original Certificate Principal Amount                            0.00

               (3)         The aggregate amount of Class A Investor Charge-Offs
                           reimbursed on the Transfer Date immediately preceding
                           the Distribution Date                                                       0.00

               (4)         The amount of the reimbursed Investor Charge-Offs set
                           forth in paragraph G(2) above, per $1,000 original
                           Class A Certificate principal amount                                        0.00

               (5)         The aggregate amount of Class B Investor Charge-Offs
                           for such Monthly Period                                                     0.00

               (6)         The aggregate amount of Class B Investor Charge Off
                           per $1,000 original Certificate Principal Amount                            0.00

               (7)         The aggregate amount of Class B Investor Charge-Offs
                           reimbursed on the Transfer Date immediately preceding
                           such Distribution Date                                                      0.00

               (8)         The amount of the reimbursed Investor Charge-Offs set
                           forth in paragraph G(6) above, per $1,000 original
                           Class B Certificate principal amount                                        0.00

               (9)         The aggregate amount of Investor Charge-Offs                                0.00

               (10)        The aggregate Investor Charge Off per $1,000 Original
                           Certificate Principal Amount                                                0.00

               (11)        The aggregate amount of reimbursed Investor Charge-Offs                     0.00

               (12)        The amount of the reimbursed Investor Charge-Offs set
                           forth in paragraph G(9) above, per $1,000 original
                           Investor principal amount                                                   0.00

         H)    Shared Excess Finance Charge Collection
               The aggregate amount of shared Excess Finance Charge Collections during the preceding Monthly Period which were allocated to the
               Series 1996-3 Certificates                                                              0.00

         I)    Shared Principal Collections
               The aggregate amount of Shared Principal Collections during the
               preceding Monthly Period allocated to the Series 1996-3 Certificates                    0.00

         J)    Reallocated Principal Collections
               (1)         Collections of Principal Receivables allocable to
                           Class B Certificates paid with respect to Class A
                           Certificates to make up deficiencies in Class A Required
                           Amount for any Monthly Period                                               0.00

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             Chase Manhattan Credit Card Master Trust Series 1996-3

                                 June 15, 2001

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

               (2)         Collections of Principal Receivables allocable to
                           Collateral Interest paid with respect to Class B
                           Certificates to make up deficiencies in Class B
                           Required Amount                                                             0.00

         K)    Monthly Investor Servicing Fee

               (1)         The amount of the Monthly Investor Servicing Fee
                           payable by the Trust to the Servicer for the
                           preceding Monthly Period                                              134,134.19

               (2)         The amount of the Class A Monthly Servicing Fee
                           payable by the Trust for the preceding Monthly Period                       0.00

               (3)         The amount of the Class B Monthly Servicing Fee
                           payable by the Trust to the Servicer for the
                           preceding Monthly Period                                               76,647.50

               (4)         The amount of the Collateral Monthly Servicing Fee
                           payable by the Trust to the Servicer for the
                           preceding Monthly Period                                               57,486.69

         L)    Collateral Interest

               (1)         The Available Collateral Interest, as of the close
                           of Transfer Date for the preceding Monthly Period
                           was equal to                                                       32,085,593.58

         M)    Required Collateral Interest

               (1)         The Required Collateral interest as of the Transfer
                           Date for the preceding Monthly Period was equal to                          0.00


III.     THE POOL FACTOR

          A)   The Pool Factor for the Record Date for the distribution to be made on the Distribution date(which represents the ratio of the amount of the Investor Interest as of such Record Date
               (determined after taking into account any reduction in the
               Investor Interest which will occur on the Distribution Date) to the Initial Investor Interest). The amount of a Certificateholders pro rata share of the Investor Interest can be determined by multiplying the original denomination of the Certificateholders
               Certificate by the Pool Factor.                                                   0.00000000

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                                             THE CHASE MANHATTAN BANK USA, N.A.
                                             Servicer

                                             By:
                                                --------------------------------
                                                Name: Patricia Garvey
                                                Title: Vice President


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